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                                                                     EXHIBIT 3.2

                                     BY-LAWS

                                      -OF-

                 ORIX CREDIT ALLIANCE RECEIVABLES CORPORATION II
                            (A DELAWARE CORPORATION)
                            -------------------------


                                    ARTICLE I

                             STOCKHOLDERS' MEETINGS

            SECTION 1. Annual Meetings. The annual meeting of stockholders of the Corporation, shall be held at such place within or without the State of Delaware and at such time and date as may be determined by the Board of Directors and as shall be designated in the notice of said meeting, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

               If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be. At such meeting the stockholders may elect the directors and transact such other business with the same force and effect as at an annual meeting duly called and held.

            SECTION 2. Special Meetings. Special meetings of the stockholders shall be held at such place within or without the State of Oregon as may be designated in the notice of said meeting, upon call of the Board of Directors, the Chairman of the Board or President, and shall be called by the Chairman of the Board, the President, any Vice President or the Secretary at the request in writing of stockholders owning at least 35% of the issued and outstanding capital stock of the Corporation then entitled to vote thereat.

            SECTION 3. Notice and Purpose of Meetings. Notice of the purpose or purposes and of the date, hour and place of every meeting of stockholders shall be given by the Chairman of the Board, the President, any Vice President, the Secretary or any Assistant Secretary either personally or by mail or by telegraph or by any other lawful means of communication not less than ten (10) nor more than sixty (60) days before the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Except as otherwise expressly provided by statute, no notice of any meeting of stockholders





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shall be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereto authorized, waive such notice in writing or by telegraph, cable, radio or wireless either before or after such meeting.

            SECTION 4. Adjourned Meetings. No notice need be given of any adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if a new record date is fixed for the meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

            SECTION 5. Quorum. A quorum at all meetings of stockholders shall consist of a majority of the shares of capital stock of the Corporation outstanding and entitled to vote at the meeting, present in person or represented by proxy, except as otherwise provided by law in respect of the vote that shall be required for a specified action. In the absence of a quorum at any meeting or any adjournment thereof, a majority of the shares of capital stock of the Corporation present in person or represented by proxy and entitled to vote may adjourn such meeting to another time or times. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

            SECTION 6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, or in his absence by the President, or in both of their absences, by a chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or represented by proxy at the meeting. The Secretary of the Corporation or in his absence an Assistant Secretary shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, a majority of the stockholders present in person or represented by proxy and entitled to vote at the meeting shall choose a person to act as secretary of the meeting.

            SECTION 7. Voting. Except as otherwise provided by statute or the Certificate of Incorporation, each holder of record of shares of capital stock of the Corporation having voting rights shall be entitled at each meeting of stockholders to one vote for each share of capital stock of the Corporation standing in his name on the records of the Corporation on the date fixed as the record date for the determination of stockholders entitled to notice of and to vote at such meeting. Except as otherwise provided by statute or the Certificate of Incorporation, any corporate action other than the election of directors to be taken by vote of the stockholders shall be authorized at a meeting of stockholders by a vote of the majority of the shares of capital stock present in person or represented by proxy and then entitled to vote on such action. Except as otherwise permitted by statute or the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast at a meeting of


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stockholders by the holders of shares of capital stock of the corporation present in person or represented by proxy and entitled to vote thereon.

            SECTION 8. List of Stockholders. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be prepared by the Secretary or such other officer of the Corporation having charge of the stock ledger. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city, town or village where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

            SECTION 9. Inspectors of Election. At all elections of directors, and in all other matters in which a vote is to be taken, the Chairman of the meeting shall appoint two inspectors of election. The inspectors of election shall take and subscribe an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability, and shall take charge of the polls and after the vote shall have been taken on all matters on which the inspectors are to so act shall make a certificate of the results thereof.

            SECTION 10. Written Consent of Stockholders Without a Meeting. Whenever stockholders are required or permitted to take action by vote, such action may be taken without a meeting on written consent of stockholders having not less than the minimum percentage of the total vote required by statute, in the manner contemplated by the Certificate of Incorporation.


                                   ARTICLE II

                                    DIRECTORS

            SECTION 1. Powers, Number, Qualification, Term and Resignation. The property, affairs and business of the Corporation shall be managed by its Board of Directors, consisting of not less than three (3) nor more than fifteen (15) persons. The exact number of directors shall be fixed from time to time by resolution of the Board of Directors or the stockholders of the Corporation. Except as provided in the Certificate of Incorporation, and except as hereinafter provided, directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve for one year and until his successor shall be elected and shall qualify. The directors shall have the power, from time to time and at any time, when


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the stockholders are not assembled at a meeting, to increase or decrease their own number by resolution adopted by the Board of Directors. If the number of directors be increased, all of the additional directors may be elected by a majority of the directors in office at the time of the increase or, if not so elected prior to the next annual meeting of stockholders, they shall be elected by plurality vote by the stockholders at such annual meeting to serve until the next annual meeting of stockholders and until their respective successors shall be elected and shall qualify. Directors need not be stockholders. A director may resign at any time.

            SECTION 2. Meetings. Meetings of the Board of Directors shall be held at such place as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon call of the Chairman of the Board, the President or a majority of the directors by oral, telegraphic or written notice duly served on or sent or mailed to each director not less than one (1) day before the meeting. Notice need not be given of regular meetings of the Board of Directors. The organizational meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders in each year. Any meeting of directors may be held at any time without notice if all the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

            SECTION 3. Quorum. The number of directors which shall constitute a quorum shall be one-third of the total number of directors, but in no case less than two directors. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. At any meeting at which there shall not be a quorum present, a majority of the directors present, although less than a quorum, may adjourn the meeting without further notice from time to time until a quorum shall be present. Any Director may attend any meeting by telephonic conference provided that all other Directors can hear such Director and each such Director can hear all other Directors.

            SECTION 4. Removal of Directors. At any special meeting of stockholders duly called as provided in these By-Laws, any director or directors may, by the affirmative vote of the holders of a majority of all the shares of capital stock outstanding and then entitled to vote for the election of directors, be removed from office, either with or without cause, and his successor or their successors may be elected at such meeting or the remaining directors may to the extent vacancies are not filled by such election, fill any vacancy or vacancies created by such removal.

            SECTION 5. Vacancies. In case one or more vacancies shall occur in the Board of Directors by reason of death, resignation, increase in number, or otherwise, except insofar as otherwise provided in these By-Laws, the remaining directors, although less


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than a quorum, may by majority vote elect a successor or successors to fill such vacancies for the unexpired term or terms.

            SECTION 6. Committees. An Executive Committee of three (3) or more directors may be designated by resolution passed by a majority of the whole Board of Directors. The act of a majority of the members of said Committee shall be the act of the Committee, and said Committee may meet at stated times or on notice. Whenever the Board of Directors is not in session or whenever a quorum of the Board of Directors fails to attend any regular or special meeting of the Board, said Committee shall advise with the aid the office of the Corporation in all matters concerning its interests and the management of its business and affairs, and generally perform such duties and exercise such powers as maybe performed and exercised by the Board of Directors from time to time, and the Executive Committee shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it and, insofar as may be permitted by law, exercise the powers and perform the obligations of the Board of Directors. The Board of Directors may also designate one or more committees in addition to the Executive Committee by resolution or resolutions passed by a majority of the whole Board of Directors; such committee or committees to consist of three (3) or more directors of the Corporation and, to the extent provided in the resolution or resolutions designating them, shall have or may exercise the specific powers of the Board of Directors in the management of the business and affairs of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified members at any meeting of the Committee. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

            SECTION 7. Informal Action. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee hereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board or of the committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of the committee.

            SECTION 8. Compensation of Directors. Directors may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance for attendance at regular or special meetings of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees and others who attend pursuant to direction may, by vote of the Board of Directors, be allowed a like fixed sum and expenses for attending committee meetings.




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                                   ARTICLE III

                                    OFFICERS

            SECTION 1. Number. The Board of Directors, as soon as possible after the election thereof held in each year, shall elect a Chairman of the Board, a President, one or more Vice Presidents (one or more of which may be designated by the Board of Directors as Senior Executive, Executive, Senior, Regional, Assistant or Administrative Vice President or such other classification of Vice President as the Board of Directors may determine), a Treasurer, a Controller and a Secretary, and from time to time may appoint such Assistant Treasurers, Assistant Controllers, Assistant Secretaries and such other officers, agents and employees as it may deem proper. Any two or more offices may be held by the same person. The Chairman of the Board and the President shall be chosen from among the directors.

            SECTION 2. Term, Resignation and Removal. The term of office of all officers shall be one year and until their respective successors are elected and qualify, but any officer may resign or may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

            SECTION 3. Compensation of Officers. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors, provided that the Board may delegate to the Chairman of the Board the power to fix the compensation of officers and agents appointed by him.

            SECTION 4. Voting Corporation's Securities. Unless otherwise ordered by the Board of Directors, the Chairman of the Board or the President shall have full power and authority on behalf of the Corporation, to attend and to act and to vote at any meeting of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised if present. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors by resolutions from time to time may confer like powers upon any other person or persons.




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                                   ARTICLE IV

                               DUTIES OF OFFICERS

            SECTION 1. Chairman of the Board. The Directors shall choose from among their members a Chief Executive Officer of the Corporation who, as such, shall have general management and control of the business and affairs of the Corporation. He shall preside at all meetings of the Board of Directors and stockholders. He shall have such other duties as may be assigned to him from time to time by the Board of Directors.

            SECTION 2. President. The President shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors and stockholders. He shall be the chief operating officer of the corporation and shall have such other duties and powers as may be assigned to him from time to time by the Board of Directors.

            SECTION 3. Vice Presidents. During the absence or disability of the Chairman of the Board and the President, the Vice Presidents, in the order designated by the Board of Directors, shall exercise all the functions of the President. Each Vice President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.

            SECTION 4. Treasurer. The Treasurer shall have the custody of all the funds and securities of the Corporation. When necessary or proper he shall endorse on behalf of the Corporation, for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as may be designated by the Board of Directors or by any officer acting under authority conferred by the Board of Directors. He shall enter regularly in books to be kept for the purpose, a full and accurate account of all monies received and paid by him on account of the Corporation. Whenever required by the Board of Directors, he shall render an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall at all reasonable times exhibit his books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours and he shall perform all things incident to the position of Treasurer, subject to the control of the Board of Directors. He shall give bond for the faithful discharge of his duties if the Board of Directors so require. He shall do and perform such other duties as may be assigned to him from time to time by the Board of Directors.



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            SECTION 5. Assistant Treasurers. The Assistant Treasurers, in the
order of their seniority, shall, in the absence of or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

            SECTION 6. Secretary. The Secretary need not attend but shall cause to be recorded the proceedings of the meeting of the stockholders, the Board of Directors and committees in a book to be kept for that purpose. He shall give or cause to be given notice of all meetings of stockholders and of the Board of Directors and of committees and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Corporation and affix the same to any instrument whose execution has been authorized. He shall do and perform such other duties as may be assigned to him from time to time by the Board of Directors.

            SECTION 7. Assistant Secretaries. The Assistant Secretaries, in the order of their seniority, shall, in the absence of or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

            SECTION 8. Inability to Act. In the case of absence or inability to act of any officers of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer or any director or any other person whom it may select.


                                    ARTICLE V

                          INDEMNIFICATION AND INSURANCE


            SECTION 1. Indemnification. The Corporation may, by action of the Board of Directors or shareholders, indemnify directors, officers, employees and agents of the Corporation and their heirs, executors and administrators to the full extent permitted by law.

            SECTION 2. Insurance. The Corporation may, by action of the Board of Directors, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether


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or not the Corporation would have the power to indemnify him against such liability under applicable law.


                                   ARTICLE VI

                              CERTIFICATE OF STOCK

            SECTION 1. Form and Transfers. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form not inconsistent with the Certificate of Incorporation as the Board of Directors may from time to time prescribe.

               Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer clerk or a transfer agent appointed as in Section 4 of this Article provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be as expressed in the entry of transfer. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

               The certificates of stock shall be signed by the Chairman of the Board, the President or any Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or registered by a registrar, the signatures of the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue.

            SECTION 2. Record Date. The Board of Directors may in its discretion fix in advance a time not more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, or not more than sixty (60) days before the last day on which the


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consent or dissent of stockholders may be effectively expressed for any purpose without a meeting or the date fixed for the payment of any dividend, the making of any distribution or the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock, as the time as of which stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose or entitled to receive any such dividend, distribution, rights or interests shall be determined; and all persons who are holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be, and only stockholders of record at the time so fixed, shall be entitled to receive such dividends, distributions, rights or interests.

            SECTION 3. Lost, Stolen, Destroyed or Mutilated Certificates. No certificate for shares of stock of the Corporation shall be issued in place of any mutilated certificate or of any certificate alleged to have been lost, destroyed or stolen, except on production of such mutilated certificate or on production of such evidence of such loss, destruction or theft as the Board of Directors may require, and on delivery to the Corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount, upon such terms and secured by such surety as the Board of Directors may in its discretion deem sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

            SECTION 4. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

            SECTION 5. Examination of Books by Stockholders. The books, accounts and records of the Corporation, except as may otherwise be required by statute, may be kept outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine. The Board of Directors shall determine whether and to what extent the books, accounts and records of the Corporation, or any of them, other than the stock ledger, shall be open to the inspection of stockholders, and no stockholder shall have any right to inspect any book, account or record of the Corporation except as conferred by statute or by resolution of the Board of Directors.


                                   ARTICLE VII

                                 CORPORATE SEAL



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            The seal of the Corporation shall be circular in form and shall include the words "ORIX CREDIT ALLIANCE RECEIVABLES CORPORATION II, Corporation Seal, Delaware."


                                  ARTICLE VIII

                                   FISCAL YEAR

            The fiscal year of the Corporation shall be such fiscal year as the Board of Directors shall fix.


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